EXHIBIT 10.40

MGP INGREDIENTS, INC.
AGREEMENT AS TO AWARD OF RESTRICTED STOCK UNITS
GRANTED UNDER THE STOCK INCENTIVE PLAN OF 2004

Date of Grant: _______________, 20__
Restricted Stock Units

In accordance with and subject to the terms and restrictions set forth in the MGP Ingredients, Inc. Stock Incentive Plan of 2004, as amended (the “2004 Plan”) and this Agreement, MGP INGREDIENTS, INC., a Kansas corporation (the “Company”), hereby grants to the Participant named below the number of Restricted Stock Units as set forth below:

Participant: _______________________________
Number of Restricted Stock Units under the 2004 Plan: _______

NOW, THEREFORE, the Company and the Participant hereby agree to the following terms and conditions:

1.
Award of Restricted Stock Units.  The Restricted Stock Units specified above are being awarded by the Company to the Participant pursuant to the terms and provisions of the 2004 Plan and of the Guidelines for Issuance of the 20___ Restricted Stock Unit Awards (the “Guidelines”) adopted by the Human Resources Committee of the Board of Directors of the Company, true copies of which are attached hereto as Exhibits A and B and incorporated herein by reference.

2.
Vesting in Restricted Stock Units.  Subject to the provisions of the Guidelines, the Restricted Stock Units shall vest in the Participant upon the Participant’s completion of five (5) full years of employment with the Company or any of its Subsidiaries commencing on ___________, 20__.  Shares will be issued following vesting in accordance with the Guidelines. Except as provided in the Guidelines, the Restricted Stock Units awarded to the Participant shall be forfeited to the Company if the Participant’s employment with the Company and  its Subsidiaries is terminated prior to the end of the applicable Restriction Period. Notwithstanding vesting, this award and any shares issued or amounts paid hereunder are subject to the Company's claw back policy, as referenced in the Guidelines, as it may be amended.

3.
Restriction on Transfer. The Participant shall not voluntarily sell, exchange, transfer, pledge, hypothecate, or otherwise dispose of any Restricted Stock Units or the right to receive shares of Common Stock under this Restricted Stock Unit award to any other person or entity.  Any disposition or purported disposition made in violation of this paragraph shall be null and void, and the Company shall not recognize or give effect to such disposition on its books and records.

4.
Controlling Provisions.  The provisions of the Guidelines shall apply to the award made under this Agreement.  In the event of a conflict between the provisions of this Agreement and the Guidelines, the provisions of the Guidelines will control.

IN WITNESS WHEREOF, this Instrument has been executed as of this ____ day of __________, 20__.

MGP INGREDIENTS, INC.

By:

ACKNOWLEDGEMENT

I understand and agree that the Restricted Stock Units awarded to me and shares issued thereunder are subject to the terms, provisions and conditions hereof and of the Plan and Guidelines, to all of which I hereby expressly assent.  This Agreement shall be binding upon and inure to the benefit of the Company, myself, and our respective successors and legal representatives.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and may not be modified, amended, renewed or terminated, nor may any term, condition or breach of any term or condition be waived, except in writing signed by the parties sought to be bound thereby.  Any waiver of any term, condition or breach shall not be a waiver of any term or condition of the same term or condition for the future or any subsequent breach.  In the event of the invalidity of any part or provision of this Agreement, such invalidity shall not affect the enforceability of any other part or provision of this Agreement.

Signed this____ of ___________, 20__

Signature of Participant